UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2023
NORDSON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-07977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: 440-892-1580
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement..
On January 18, 2023, Nordson Corporation (the “Company”) and its subsidiary, Nordson Engineering GmbH, (“Nordson GmbH” and together with the Company, the “Borrowers”), entered into a Term Loan Agreement (the “Term Loan Agreement”) with PNC Bank, National Association, as Administrative Agent and Lender (the “Lender”), and PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner. The Term Loan Agreement provides for a delayed draw term loan facility in the aggregate principal amount of $200.0 million (the “Term Loan Facility”).
The Term Loan Agreement:
•provides for a committed unsecured Term Loan Facility;
•requires the Borrowers to borrow amounts pursuant to term loans, if at all, on or prior to April 18, 2023;
•matures on April 30, 2024;
•permits the Borrowers to borrow either in U.S. dollars or euros;
•contains a number of representations and warranties that the Company believes are usual and customary for senior unsecured credit agreements;
•contains a number of covenants that the Company believes are usual and customary for unsecured term loan agreements, including compliance with various financial ratios and tests, and certain covenants that restrict, among other things, the Company’s and its subsidiaries’ ability to: incur debt; incur liens; merge or consolidate with other companies or sell assets outside the ordinary course of business; and
•contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties; breach of the financial, affirmative or negative covenants; default of payment on, or accelerations of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of the Company; and the invalidity or unenforceability of the Term Loan Agreement or other documents associated with the Term Loan Agreement.
Borrowings under the Term Loan Facility bear interest at either a base rate or a SOFR rate, with respect to borrowings in U.S. dollars, or a eurocurrency rate, with respect to borrowings in euros, plus, in each case, an applicable margin. The applicable margin is based on the Company’s Leverage Ratio (as defined in the Term Loan Agreement). The Borrowers plan to use the proceeds of any borrowings under the Term Loan Facility for general corporate purposes, which may include the repayment of indebtedness.
The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, respectively, and is incorporated herein by reference.
The Lender and/or its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services from the Company and its subsidiaries (including in connection with the transactions described in this Form 8-K), for which they have received, and may in the future receive, customary compensation and expense reimbursement.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.

4.1
Term Loan Agreement, dated as of January 18, 2023, by and among Nordson Corporation and Nordson Engineering GmbH, as Borrowers, and the Lenders party thereto and PNC Bank, as Administrative Agent, and PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORDSON CORPORATION

Date:	January 23, 2023	By:	/s/ Joseph P. Kelley
Joseph P. Kelley
Executive Vice President Chief Financial Officer